Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Yum China Holdings, Inc.:

We consent to the use of our report with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

Our report dated February 26, 2021, on the consolidated financial statements as of December 31, 2020 and 2019 and for each of the years in the three-year period ended December 31, 2020, and the effectiveness of internal control over financial reporting as of December 31, 2020, contains an explanatory paragraph that states that the Company acquired Suzhou KFC Co., Ltd. (“Suzhou KFC”) and Huang Ji Huang group (“Huang Ji Huang”) during 2020, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020, the internal control over financial reporting of Suzhou KFC and Huang Ji Huang. Suzhou KFC’s total assets represented 1.4% of the Company’s total consolidated assets, excluding goodwill and net intangible assets which were included within the scope of assessment and total revenues of 2.1% of total consolidated revenues of the Company, as of and for the year ended December 31, 2020. Huang Ji Huang’s total assets represented 1.0% of the Company’s total consolidated assets, excluding goodwill and intangible assets which were included within the scope of assessment, and total revenues of less than 1.0% of total consolidated revenues of the Company, as of and for the year ended December 31, 2020. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Suzhou KFC and Huang Ji Huang.

Our report dated February 26, 2021, on the consolidated financial statements as of December 31, 2020 and 2019 and for each of the years in the three-year period ended December 31, 2020, and the effectiveness of internal control over financial reporting as of December 31, 2020 also refers to a change to the method of accounting for leases in 2019.

/s/ KPMG Huazhen LLP

Shanghai, China
March 1, 2021